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                                                                       EXHIBIT 4



                                August 15, 1997


CRUTTENDEN ROTH INCORPORATED
18301 Von Karman
Irvine, California  92612

SUTRO & CO. INCORPORATED
201 California Street
Suite 1100
San Francisco, California  94111

WEDBUSH MORGAN SECURITIES INC.
1000 Wilshire Blvd.
Ninth Floor
Los Angeles, California  90017

AUTHENTIC SPECIALTY FOODS, INC.
1313 Avenue R
Grand Prairie, Texas  75050

Ladies and Gentlemen:

         Authentic Specialty Foods, Inc. (the "Company") has filed a registration statement on Form S-1 (Registration No. 333-29959) (the "Registration Statement") with the Securities and Exchange Commission in connection with the public offering (the "Offering") of shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock").

         Because the existence of a public market will result in greater liquidity of the Common Stock the undersigned owns or will own immediately following the closing of the Offering, and to facilitate the marketing of the shares of Common Stock to be sold by the Company in the Offering (the "Shares"), the undersigned hereby irrevocably confirms and agrees for the benefit of the Company and the underwriters of the Offering as follows:

                 (i) For a period of 180 days after the effective date of the Registration Statement, the undersigned will not, directly or indirectly, offer, sell, contract to sell, transfer, pledge, or otherwise dispose of any Common Stock (or other securities substantially similar to the Common Stock or securities convertible or exchangeable into or exercisable for, or any rights to purchase or acquire, Common Stock or substantially similar securities) that the undersigned now owns or will own in the future (beneficially or of record) without the prior written consent of Cruttenden Roth Incorporated on behalf of itself, Sutro & Co. Incorporated and Wedbush Morgan Securities Inc., and as representatives of the underwriters of the Offering (the "Representatives"), which consent will not be unreasonably withheld, except that the undersigned may pledge his Common Stock to a commercial financial institution in the ordinary course of business, and the undersigned may exercise any stock options granted to him pursuant to and in accordance with the Authentic Specialty Foods, Inc. 1997 Stock Plan, provided that the sale, transfer, or other disposition of the Common Stock acquired as a result thereof shall be restricted in accordance with this Section
         (i).
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                 (ii)     The undersigned hereby waives all preemptive rights,
         rights of first refusal and similar rights (to the extent the undersigned has any) under any agreement or arrangement with respect to the offering and sale of the Shares and the undersigned agrees that, during the period specified in clause (i) above, the undersigned will not exercise any such rights or require that any Common Stock or other securities be included in the Offering or registered under the Securities Act of 1933, as amended, either in connection with the Offering or otherwise.

                 (iii) The undersigned has not taken and will not take, directly or indirectly, any action which constitutes, or is intended or might reasonably be expected to result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or which constitutes a bid for or purchase of, or an attempt to induce any person to purchase, the Shares or any related security that is prohibited by Regulation M under the Securities Exchange Act of 1934, as amended.

         The undersigned understands that the Company and the Representatives will proceed with the Offering in reliance on the agreements of the undersigned contained herein. The undersigned further understands that the agreements of the undersigned are irrevocable, shall survive the death or incapacity of the undersigned and shall be binding upon the undersigned's heirs, legatees, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar, which will prohibit the transfer of securities held by the undersigned except in compliance with the terms of this letter.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof.


                                 Very truly yours,

                                 TSG2 Management, L.L.C.

                                 By: /s/ Charles Esserman
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                                 Charles Esserman
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                                 Print Name

                                 Managing Member
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                                 Title

                                 250 Montgomery Street, San Francisco, CA 94104
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                                 Address